UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2015

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

Letter to Stockholders

On September 28, 2015, Cole Credit Property Trust IV, Inc. (the “Company”) sent a letter to its stockholders and to broker-dealers and financial advisors announcing an estimated per share value of the Company’s common stock of $9.70, discussed in greater detail in Item 8.01 of this Current Report below, and other recent developments. The Company also sent a valuation brochure to broker-dealers and financial advisors and issued a press release related to this announcement. A copy of the letter is attached as Exhibit 99.1 hereto and incorporated herein by reference. A copy of the valuation brochure is attached as Exhibit 99.2 hereto and incorporated herein by reference. A copy of the press release is attached as Exhibit 99.3 hereto and incorporated herein by reference.

The information in Item 7.01 and Item 9.01 of this Current Report, including the exhibits hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section; and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 8.01    Other Events

Determination of Estimated Per Share Value

Overview

Based on the recommendation from the audit committee (“Audit Committee”) of the Company’s board of directors (the “Board”) as described below, on September 27, 2015, the Board, including all of its independent directors, approved and established an estimated value per share of the Company’s common stock of $9.70 based on an estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities, divided by the number of shares outstanding, as of August 31, 2015. The Company is providing this estimated value per share to assist broker-dealers that participated in the Company’s public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The estimated value per share will first appear on stockholder account statements for the month of September 2015. This is the first time that the Board has determined an estimated value per share of the Company’s common stock. Going forward, the Company intends to publish an updated estimated value per share on at least an annual basis.

Process

In determining the estimated value of the Company’s shares, the Board considered information and analysis, including valuation materials that were provided by Duff & Phelps, LLC (“Duff & Phelps”), information provided by the Company’s advisor, Cole REIT Advisors IV, LLC (“Cole Advisors”), and the estimated share value recommendation made by the Audit Committee, which committee is comprised entirely of independent directors. Duff & Phelps is an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services that was engaged by the Company to provide positive assurance related to the valuation of the single-tenant properties that were acquired by the Company within the last 18 months, and to perform a full valuation of the single-tenant properties that were acquired prior to the last 18 months, as well as all of the Company’s multi-tenant properties, as further described below. In addition, Duff & Phelps was engaged to provide positive assurance of valuations of the Company’s mortgage debt and line of credit.

The engagement of Duff & Phelps was approved by the Board, including all of its independent members. Duff & Phelps’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the Duff & Phelps engagement team who reviewed the methodologies and assumptions applied by the Company hold a Member of Appraisal Institute (“MAI”) designation. Other than its engagement as described herein, Duff & Phelps does not have any direct interests in any transaction with the Company.

The materials provided by Duff & Phelps included a range of net asset values (“NAV”) of the Company’s shares, and the Board believes that the use of the “NAV Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-traded real estate investment trust (“REIT”) shares, and therefore the Board determined to use the NAV Methodology in establishing the estimated NAV per share. Based on these considerations, the Audit Committee recommended and the Board established an estimated value of the Company’s common stock, as of August 31, 2015, of $9.70 per share, which estimated value was the approximate mid-point of the $9.22 to $10.21 per share valuation range calculated by Duff & Phelps using the NAV Methodology. The valuation was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Board is ultimately and solely responsible for the establishment of the per share estimated value. If the Board had used one or more different valuation methods, it may have made a different determination regarding the estimated value of the Company’s shares.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value its assets, Duff & Phelps, among other things:

•	reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow projections and market leasing assumptions for each of the properties;

•
researched the market by means of publications and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on each of the subject properties;

•	reviewed Company-provided valuations, including narratives, computations and supporting documentation;

•
discussed the valuations and related write-ups with the relevant members of the Company’s deal teams or valuation group to understand the Company’s expectations and intent with respect to each of the properties;

•
reviewed all assumptions and methodology used by the Company to arrive at the fair value conclusions, tested the assumptions / methodology for reasonableness, and compared the Company’s assumptions to Duff & Phelps’s knowledge of the markets, internal databases and other information;

•	reviewed all other assets and liabilities of the Company, including mortgage debt, to determine the reasonableness of fair value of such items as of the valuation date; and

•	performed such other analyses and studies, and considered such other factors, as Duff & Phelps considered appropriate.

For those assets for which Duff & Phelps performed a full valuation, Duff & Phelps utilized two approaches pursuant to the NAV Methodology in valuing the Company’s real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches discussed in the materials provided by Duff & Phelps:

NAV Methodology - The NAV Methodology determines the value of the Company by determining the estimated market value of the Company’s entity level assets, including real estate assets, and subtracting the market value of its entity level liabilities, including its debt. The materials provided by Duff & Phelps to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the properties in the Company’s portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. From the aggregate values of the individual properties, Duff & Phelps made adjustments to reflect balance sheet assets and liabilities. The resulting amount, which is the estimated NAV of the portfolio, is divided by the number of common shares outstanding to determine the estimated NAV per share. Duff & Phelps also reviewed the Company’s methodology for estimating fair market adjustments to the debt and determined that the approach was reasonable.

Determination of Estimated Market Value of the Company’s Real Estate Assets Under the NAV Methodology

Income Capitalization Approach - DCF - The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. The net operating income (“NOI”) developed in Duff & Phelps’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “DCF Method”). Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.

Duff & Phelps utilized the Direct Capitalization Method for the 747 single-tenant properties in the Company’s portfolio with more than 8 years remaining on their existing leases, or whose options will likely be exercised so that the remaining term is greater than 8 years, and the DCF Method for the 83 remaining properties.

The following summarizes the range of overall capitalization rates used to arrive at the estimated market values of the Company’s single-tenant properties:

	Range	Weighted-Average
Overall Capitalization Rate	5.25% to 8.25%	6.28%

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Company’s multi-tenant properties:

	Range	Weighted-Average
Terminal Capitalization Rate	5.50% to 8.50%	6.93%
Discount Rate	5.75% to 9.25%	7.30%

We believe that the assumptions employed in the income capitalization approach are reasonable and within the ranges used for properties that are similar to ours and held by investors with similar expectations to our investors. However, a change in the assumptions would impact the calculation of the value of our investments in real estate. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the capitalization rates determined for our single-tenant properties, which are valued by Duff & Phelps using the Direct Capitalization Method, together with an increase of 25 basis points in the discount rates used in the DCF Method by Duff & Phelps to value our multi-tenant properties, would result in a decrease in our estimated NAV per share of $0.48, while a 25 basis point decrease in these rates would increase our estimated NAV per share by $0.51 per share. Further, each of these assumptions could change by more than 25 basis points or not change at all.

Sales Comparison Approach - The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.

Utilizing the NAV Methodology, including use of the two approaches to valuing the Company’s real estate assets noted above, when divided by the 309.9 million shares of the Company’s common stock outstanding on August 31, 2015, resulted in an estimated NAV per share of $9.70 and a valuation range of $9.22 to $10.21 per share.

Duff & Phelps prepared and provided to the Company a report containing, among other information, a range of net asset values for the Company’s common stock as of August 31, 2015 (the “Valuation Report”). On September 23, 2015, the Audit Committee conferred with Duff & Phelps regarding the methodologies and assumptions used in the Valuation Report and determined to recommend to the Board an estimated value per share of the Company’s common stock, as of August 31, 2015, of $9.70 per share, which the Board thereafter unanimously approved on September 27, 2015.

The table below sets forth the calculation of the Company’s estimated value per share as of August 31, 2015 (dollars in thousands, except per share values):

	Estimated Value	Estimated Value per Share
Investment in Real Estate Assets	$4,914,607	$15.86
Other Assets	114,910	0.37
Total Assets	5,029,517	16.23

Mortgage Debt and Line of Credit	(1,934,033)	(6.24)
Other Liabilities	(89,628)	(0.29)
Total Liabilities	(2,023,661)	(6.53)
Total Estimated Value as of August 31, 2015	$3,005,856	$9.70
Shares Outstanding (in thousands)	309,899

Exclusions from Estimated NAV

The estimated share value recommended by the Audit Committee and approved by the Board does not reflect any “portfolio premium,” nor does it reflect an enterprise value of the Company, which may include a premium or discount to NAV for:

•	the size of the Company’s portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•	the overall geographic and tenant diversity of the portfolio as a whole;

•
the characteristics of the Company’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	certain third-party transaction or other expenses that would be necessary to realize the value;

•	services being provided by personnel of Cole Advisors under the advisory agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if the Company were to list its shares of common stock on a national securities exchange.

Limitations of the Estimated Share Value

As with any valuation methodology, the NAV Methodology used by the Board in reaching an estimate of the value of the Company’s shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares. In addition, the Board’s estimate of share value is not based on the book values of the Company’s real estate, as determined by generally accepted accounting principles, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of the Company’s shares, our Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, although selling costs were used by Duff & Phelps in the individual valuation of multi-tenant properties using the DCF Method, other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio, were not included in the Board’s estimate of the value of the Company’s shares.

As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated share value upon attempting to sell their shares;

•
the Company will be able to achieve, for its stockholders, the estimated value per share upon a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio; or

•
the estimated share value, or the methodology relied upon by the Board to estimate the share value, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code or other regulatory requirements.

Furthermore, the estimated value of the Company’s shares was calculated as of a particular point in time. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.

Additional Information Regarding Engagement of Duff & Phelps

Duff & Phelps’s valuation materials were addressed solely to the Company to assist the Board in establishing an estimated value of the Company’s common stock. Duff & Phelps’s valuation materials provided to the Company do not constitute a recommendation to purchase or sell any shares of the Company’s common stock or other securities. Duff & Phelps’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The estimated value of the Company’s common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.

In connection with its review, while Duff & Phelps reviewed the information supplied or otherwise made available to it by the Company for reasonableness, Duff & Phelps assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Duff & Phelps, Duff & Phelps assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise Duff & Phelps promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In preparing its valuation materials, Duff & Phelps did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, Duff & Phelps made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Duff & Phelps’s control and the control of the Company. The analyses performed by Duff & Phelps are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. As stated above, the Board considered other factors in establishing the estimated value of the Company’s common stock in addition to the materials prepared by Duff & Phelps. Consequently, the analyses contained in the Duff & Phelps materials should not be viewed as being determinative of the Board’s estimate of the value of the Company’s common stock.

Duff & Phelps’s materials were necessarily based upon market, economic, financial and other circumstances and conditions existing prior to August 31, 2015, and any material change in such circumstances and conditions may have affected Duff & Phelps’s analysis, but Duff & Phelps does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to August 31, 2015.

For services rendered in connection with and upon the delivery of its valuation materials, the Company paid Duff & Phelps a customary fee. The compensation Duff & Phelps received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Duff & Phelps’s compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. The Company also agreed to reimburse Duff & Phelps for its expenses incurred in connection with its services, and will indemnify Duff & Phelps against certain liabilities arising out of its engagement. With the exception of this engagement, Duff & Phelps has not performed any other services for the Company. In December 2013, Duff & Phelps was engaged by the board of directors of Cole Credit Property Trust, Inc. (“CCPT”), a real estate investment program sponsored by our sponsor, Cole Capital, to provide valuation services and assist the board in establishing a value of CCPT’s common stock as of December 31, 2013, and was reengaged by CCPT’s board in March 2014 to render a fairness opinion and assist with a go-shop process in connection with a cash tender offer by an affiliate of our advisor to purchase all of CCPT’s outstanding shares of common stock.

Distribution Reinvestment Plan

Pursuant to the terms of the Company’s distribution reinvestment plan (the “Plan”), on or after the date that the Board determines a reasonable estimated value of the Company’s shares, distributions will be reinvested in shares of our common stock at a price equal to the most recently disclosed estimated value, as determined by the Board. As described above, the Board determined that the estimated value of the Company’s shares of common stock, as of August 31, 2015, is $9.70 per share. This will be the per share price used for the purchase of shares pursuant to the Plan, effective October 1, 2015, until such time as the Board provides a new estimated share value.

As provided under the Plan, a participant may terminate participation in the Plan at any time by delivering a written notice to the Plan administrator. To be effective for any monthly distribution, such termination notice must be received by the administrator prior to the last business day of the month to which the distribution relates. Any notice of termination should be sent by mail to Investor Services Department, 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016.

Stockholders who presently participate in the Plan do not need to take any action to continue their participation in the Plan.

Share Redemption Program

In accordance with the Company’s share redemption program, after such time as the Board has determined a reasonable estimate of the value of the Company’s shares, the per share redemption price (other than for shares purchased pursuant to the Plan) will depend on the length of time the redeeming stockholder has held such shares as follows: after one year from the purchase date, 95% of the most recent estimated value of each share; after two years from the purchase date, 97.5% of the most recent estimated value of each share; and after three years from the purchase date, 100% of the most recent estimated value of each share. The redemption price for shares purchased pursuant to the Plan will be 100% of the most recent estimated value of each share. As a result of the Board’s determination of an estimated value of the Company’s shares of common stock, the estimated per share value of $9.70, as of August 31, 2015, shall serve as the most recent estimated value for purposes of the share redemption program, effective October 1, 2015, until such time as the Board provides a new estimated share value.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the estimated net asset value per share of the Company’s common stock. Duff & Phelps relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Duff & Phelps’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as updated by the Company’s subsequent Quarterly Reports on From 10-Q for the periods ended March 31, 2015, and June 30, 2015, filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

Item 9.01	Financial Statements and Exhibits.
(d)        Exhibits

Exhibit No.	Description
99.1	Letter to Company stockholders and to broker-dealers and financial advisors dated September 28, 2015.
99.2	Valuation brochure to broker-dealers and financial advisors dated September 28, 2015.
99.3	Press release dated September 28, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2015	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter to Company stockholders and to broker-dealers and financial advisors dated September 28, 2015.
99.2	Valuation brochure to broker-dealers and financial advisors dated September 28, 2015.
99.3	Press release dated September 28, 2015.